UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2015 (July 24, 2015)

Ryerson Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34735	26-1251524
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

227 West Monroe St., 27th Floor, Chicago, IL 60606

(Address of principal executive offices and zip code)

(312) 292-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 24, 2015, Ryerson Holding Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among Joseph T. Ryerson & Son, Inc. (“JTR”), the wholly-owned subsidiary of the Company, and certain directly and indirectly wholly-owned subsidiaries of JTR (such subsidiaries together with JTR, the “Borrowers”), certain directly and indirectly wholly-owned subsidiaries of JTR as guarantors of obligations under the Credit Agreement (such subsidiaries and the Company, “Guarantors”), the lender parties thereto, and Bank of America, N.A. as administrative agent and collateral agent. The Credit Agreement provides the Borrowers with a new 5-year $1.0 billion revolving credit facility (the “New Credit Facility”). Borrowings under the New Credit Facility were used to repay indebtedness under the existing $1.35 million revolving credit facility (the “Old Credit Facility”) of JTR and certain directly and indirectly wholly-owned subsidiaries of JTR, as further described under Item 1.02 of this Report.

Amounts outstanding under the New Credit Facility bear interest at (i) a rate determined by reference to (A) the base rate (the highest of the Federal Funds Rate plus 0.50%, Bank of America, N.A.’s prime rate and the one-month LIBOR rate plus 1.00%) or (B) a LIBOR rate or, (ii) for the Company’s Canadian subsidiary that is a borrower, (A) a rate determined by reference to the Canadian base rate (the greatest of the Federal Funds Rate plus 0.50%, Bank of America-Canada’s Toronto Branch’s “base rate” for pricing loans in U.S. Dollars made at its “base rate” and the 30 day LIBOR rate plus 1.00%), (B) the prime rate (the greatest of the Bank of Canada overnight rate plus 0.50%, Bank of America-Canada’s Toronto Branch’s “prime rate” for commercial loans made by it in Canada in Canadian Dollars and the one-month Canadian bankers’ acceptance rate plus 1.00%) or (C) the bankers’ acceptance rate. The spread over the base rate and prime rate is between 0.25% and 0.75% and the spread over the LIBOR and for the bankers’ acceptances is between 1.25% and 1.75%, depending on the amount available to be borrowed under the New Credit Facility. Overdue amounts and all amounts owed during the existence of a default bear interest at 2% above the rate otherwise applicable thereto.

Borrowings under the New Credit Facility are secured by first-priority liens on all of the inventory, accounts receivables, lockbox accounts and related assets of the Borrowers and the Guarantors. On July 24, 2015, in connection with their entry into the Credit Agreement, the Borrowers, the Guarantors (including the Company) and Bank of America, N.A. as collateral agent, entered into U.S. and Canadian Security Agreements with respect to such liens (the “Security Agreements”).

The New Credit Facility also contains covenants that, among other things, restrict the Company and its restricted subsidiaries with respect to the incurrence of debt, the creation of liens, transactions with affiliates, mergers and consolidations, sales of assets and acquisitions. The New Credit Facility also requires that, if availability under the New Credit Facility declines to a certain level, the Company maintain a minimum fixed charge coverage ratio as of the end of each fiscal quarter and includes defaults upon (among other things) the occurrence of a change of control of the Company and a cross-default to other financing arrangements.

If the Company, JTR, any of the other borrowers or any restricted subsidiaries of JTR (other than an immaterial subsidiary) becomes insolvent or commences bankruptcy proceedings, all amounts borrowed under the New Credit Facility will become immediately due and payable.

Copies of the New Credit Agreement and the Security Agreements are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated by reference herein. The above descriptions of the New Credit Agreement and the Security Agreements do not purport to be complete and are subject to and qualified in their entireties by reference to the texts of the New Credit Agreement and the Security Agreements.

Item 1.02. Termination of Material Definitive Agreement.

On July 24, 2015, in connection with the New Credit Facility, JTR repaid all indebtedness outstanding under the Old Credit Facility, which had been established under the Credit Agreement dated as of October 19, 2007, as amended and restated as of March 14, 2011, as further amended as of September 25, 2012, as further amended as of April 3, 2013, as further amended as of March 11, 2015, and as further amended as of May 26, 2015, by and among JTR, certain wholly-owned subsidiaries of JTR as borrowers, the lenders party thereto, Bank of America, N.A. as the administrative agent, and certain other parties. The Company had been a guarantor of such indebtedness. The Old Credit Facility was terminated in connection with the entry into the New Credit Facility described in Item 1.01 above.

The information set forth under Item 1.01 of this Report is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description of Exhibits

10.1	Credit Agreement, dated as of July 24, 2015, among Ryerson Holding Corporation, Joseph T. Ryerson & Son, Inc., Sunbelt-Turret Steel, Inc., Turret Steel Industries, Inc., Imperial Trucking Company, LLC, Wilcox-Turret Cold Drawn, Inc., Fay Industries, Inc., Ryerson Procurement Corporation, Ryerson Canada, Inc., and each of the other borrowers and guarantors, the lenders party thereto from time to time, and Bank of America, N.A., as the administrative agent and collateral agent.

10.2	Security Agreement, dated as of July 24, 2015, Ryerson Holding Corporation, Joseph T. Ryerson & Son, Inc. (“Ryerson”), and the domestic subsidiaries of Ryerson from to time to time party thereto in their capacities as pledgors, assignors and debtors thereunder in favor of Bank Of America, N.A., in its capacity as collateral agent, as pledgee, assignee and secured party for the benefit of the secured parties.

10.3	Canadian Security Agreement dated as of July 24, 2015 between Ryerson Canada, Inc. and Bank of America, N.A., in its capacity as collateral agent.

10.4	Canadian Security Agreement dated as of July 24, 2015 between Turret Steel Canada, ULC, and Bank of America, N.A., in its capacity as collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2015

RYERSON HOLDING CORPORATION

By:	/s/ Mark S. Silver
Name:	Mark S. Silver
Title:	Vice President, Managing Counsel and Secretary

Exhibit Index

Exhibit Number	Description of Exhibits

10.1	Credit Agreement, dated as of July 24, 2015, among Ryerson Holding Corporation, Joseph T. Ryerson & Son, Inc., Sunbelt-Turret Steel, Inc., Turret Steel Industries, Inc., Imperial Trucking Company, LLC, Wilcox-Turret Cold Drawn, Inc., Fay Industries, Inc., Ryerson Procurement Corporation, Ryerson Canada, Inc., and each of the other borrowers and guarantors, the lenders party thereto from time to time, and Bank of America, N.A., as the administrative agent and collateral agent.

10.2	Security Agreement, dated as of July 24, 2015, Ryerson Holding Corporation, Joseph T. Ryerson & Son, Inc. (“Ryerson”), and the domestic subsidiaries of Ryerson from to time to time party thereto in their capacities as pledgors, assignors and debtors thereunder in favor of Bank Of America, N.A., in its capacity as collateral agent, as pledgee, assignee and secured party for the benefit of the secured parties.

10.3	Canadian Security Agreement dated as of July 24, 2015 between Ryerson Canada, Inc. and Bank of America, N.A., in its capacity as collateral agent.

10.4	Canadian Security Agreement dated as of July 24, 2015 between Turret Steel Canada, ULC, and Bank of America, N.A., in its capacity as collateral agent.